Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Uber Technologies, Inc. of our report dated February 21, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Uber Technologies, Inc’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 22, 2023